FORM 8-K


Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934

Date of Report: January 14, 1998



UNITED MORTGAGE TRUST
a Maryland trust


Commission File Number 333-10109
IRS Employer Identification  No. 75-6496585





1701 N. Greenville Avenue, Suite 403
Richardson  TX  75081
(972) 705-9805



UNITED MORTGAGE TRUST
INDEX TO FORM 8-K

                                              Page No.

Item 2. Acquisition or Disposition of Assets		2

Item. 5. Other Information					3

Signatures								4





ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On January 2, 1998, United Mortgage Trust ("the
Company") acquired five first lien mortgage notes with a total unpaid principal balance of $229,004, for $219,836 of the Gross Offering Proceeds from the Closing. The notes were chosen for purchase following the Investment Objectives and Policies as set forth in the Declaration of Trust, as amended, dated August 15, 1996, and using the Underwriting Criteria set forth therein. Four of the notes were acquired from South
Central Mortgage, Inc., an affiliate of the Advisor, Mortgage Trust Advisors, Inc. One note were acquired from Fayanna M. Winters Revocable Trust.

     The average first lien mortgage note acquired has an annual interest rate of 11.45%, has an unpaid principal balance of $45,801, a term remaining of 354 months, and a current annual yield of approximately
11.93%. The notes were acquired for approximately
95.99% of  the outstanding unpaid principal balance.

     The Company paid an Acquisition Fee in the amount of $6,870 to the Advisor, Mortgage Trust Advisors,
Inc., which represents 3% of the unpaid principal balance of the first lien notes acquired.

     Funds used in the acquisition of the assets were offering proceeds from the sale of shares of the Company from the January 2, 1998 closing.

ITEM 5. OTHER INFORMATION

Status of Offering

    Eleven new shareholders were admitted to the Trust at the January 2, 1998 closing bringing the total number of shareholders to from 172 to 183, and the total number of outstanding shares from 202,508 to 217,741. Gross Offering Proceeds from the sale of shares was $304,660, making the total Gross Offering
Proceeds from share sales $4,354,820. Proceeds from the January 2, 1998 closing date were allocated as follows:

   $1,523 - to the Selling Group Manager representing
0.5% (one half of one percent) of the Gross Offering
Proceeds for Due Diligence Fees.
   $30,466 - to the Selling Group Manager representing
10% (ten percent) of the Gross Offering Proceeds for
Selling Commissions.
   $105 - to the Escrow Agent as compensation for distributing interest accrued to subscribers.
   $272,566- to the Company.




SIGNATURES

     Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              UNITED MORTGAGE TRUST


January 14, 1998              /Christine A. Griffin/
                               Christine A. Griffin
                               President








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